UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2006

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 23.1

Item 2.01 Completion of Acquisition or Disposition of Assets
          On November 7, 2006, The Greenbrier Companies, Inc. (the “Company”) filed with the Securities and Exchange Commission a report on Form 8-K disclosing that the Company and its subsidiary, Gunderson Rail Services LLC (“Gunderson”) completed the previously announced acquisition of all of the outstanding shares of Meridian Rail Holdings Corp., a Delaware corporation (“Meridian”).
          In accordance with Item 9.01(a) and (b) of Form 8-K, the report dated November 7, 2006 did not include the historical financial statements of Meridian or the unaudited pro forma combined financial information of the Company (collectively, the “Financial Information”), and instead contained an undertaking subsequently to file the Financial Information. This amendment is being filed for the purpose of satisfying the Company’s undertaking to file the Financial Information required by Item 9.01(a) and (b) of Form 8-K, and this amendment should be read in conjunction with the initial report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
          The following financial statements of Meridian are included in this report:
•	Meridian Rail Holdings Corp. Consolidated Financial Statements for the Year Ended December 31, 2005.

•	Unaudited Consolidated Condensed Interim Financial Statements of Meridian Rail Holding Corp. for the three and nine months ended September 30, 2006 and 2005.
     (b) Pro Forma Financial Information.
          The following pro forma financial information is included in this report:
•	Combined Unaudited Pro Forma Condensed Statement of Operations for the year ended August 31, 2006 and the Combined Unaudited Condensed Pro Forma Balance Sheet as of August 31, 2006.
     (d) Exhibit
•	Exhibit 23.1 Consent of Independent Auditors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
January 23, 2007	By:	/s/ Joseph K. Wilsted
Joseph K. Wilsted
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Consolidated Financial Statements
Meridian Rail Holdings Corp.
For the Year Ended December 31, 2005

Meridian Rail Holdings Corp.
Consolidated Financial Statements
For the Year Ended December 31, 2005

Report of Independent Auditors
The Board of Directors and Shareholders
Meridian Rail Holdings Corp.
We have audited the consolidated balance sheet of Meridian Rail Holdings Corp. (Successor Company) as of December 31, 2005, and the related consolidated statement of income, changes in shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meridian Rail Holdings Corp. at December 31, 2005, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
Birmingham, Alabama
May 5, 2006

Meridian Rail Holdings Corp.
Consolidated Balance Sheet
As of December 31, 2005
(In Thousands Except Shares and Per Share Data)

Assets
Current assets:
Cash and cash equivalents	$1,483
Accounts receivable, net	20,110
Taxes receivable	805
Inventories	33,983
Prepaid expenses and other current assets	1,312
Deferred income taxes	1,311
Merchandise credits	469

Total current assets	59,473

Non-current assets :
Property, plant, and equipment, net	13,224
Goodwill	80,812
Other intangible assets	9,169
Deferred financing costs	3,982
Other	882

Total non-current assets	108,069

Total assets	$167,542

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$16,843
Accrued expenses	8,908
Deferred income taxes	—
Debt, current portion	8,157

Total current liabilities	33,908

Long-term liabilities:
Debt, long-term portion	62,247
Deferred income taxes	6,338
Other	—

Total long-term liabilities	68,585

Shareholders’ equity:
Meridian Rail LLC’s investment in Meridian Rail Services	—
Common stock, $0.01 par value; 1,000,000 shares authorized; 31,200 shares issued and outstanding	—
Preferred stock, $0.01 par value; 100,000 shares authorized; 48,880 issued and outstanding, (cumulative preferred dividends in arrears of $4,543)	48,880
Additional paid-in capital	3,926
Retained earnings	11,741
Accumulated other comprehensive income (loss)	502

Total shareholders’ equity	65,049

Total liabilities and shareholders’ equity	$167,542

See accompanying notes.

Meridian Rail Holdings Corp.
Consolidated Statement of Income
Year Ended December 31, 2005
(In Thousands)

Net sales	$194,302
Cost of sales	161,143

Gross profit	33,159

Operating expenses:
Selling, general and administrative expenses	(7,782)
Share based compensation	(49)
Corporate allocations	—

Operating income	25,328

Interest expense (income), net	7,305

Income before income taxes	18,023

Income tax expense	6,757

Net income	$11,266

See accompanying notes.

Meridian Rail Holdings Corp.
Consolidated Statement of Changes in Shareholders’ Equity
(In Thousands, Except Shares)

							Accumulated
							Other
					Additional		Comprehensive
	Common Stock		Preferred Stock		Paid-In	Retained	Income		Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	(Loss)	Total	Income

Balance at December 31, 2004	31,200	$—	48,880	$48,880	$3,926	$475	$(123)	$53,158

Net income	—	—	—	—	—	11,266	—	11,266	$11,266
Currency translation adjustments	—	—	—	—	—	—	(39)	(39)	(39)
Unrealized gain on cash flow hedge	—	—	—	—	—	—	664	664	664

Balance at December 31, 2005	31,200	$—	48,880	$48,880	$3,926	$11,741	$502	$65,049	$11,891

See accompanying notes.

Meridian Rail Holdings Corp.
Consolidated Statement of Cash Flows
Year Ended December 31, 2005
(in Thousands)

Operating activities
Net income	$11,266
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for depreciation and amortization	2,066
Deferred income tax provision	(4,015)
Receipts of merchandise credits	1,843
Changes in operating assets and liabilities (excluding the effects of acquisition):
Accounts receivable	(5,524)
Inventories	(6,969)
Prepaid expenses and other current assets	1,159
Accounts payable	4,467
Accrued liabilities	3,470

Net cash flow provided by (used in) operating activities	7,763

Investing activities
Cash used for acquisition, net of cash acquired of $3,830	—
Purchases of property, plant, and equipment	(2,721)

Net cash used in investing activities	(2,721)

Financing activities
Remittances to Meridian Rail LLC, net	—
Post-acquisition borrowings (repayments) under senior revolving credit facility, net	(3,765)
Principal payments	(3,600)
Proceeds from issuance of equity	—
Proceeds from acquisition financing	—

Net cash (used in) provided by financing activities	(7,365)

Net (decrease)/increase in cash and cash equivalents	(2,323)

Cash and cash equivalents at beginning of period	3,806

Cash and cash equivalents at end of period	$1,483

Supplemental disclosure
Interest paid	$6,611

Income taxes paid	$6,662

See accompanying notes.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements
(Dollar Amounts in Thousands)
December 31, 2005
1. Purchase
Meridian Rail Services (Predecessor Company) was a wholly owned subsidiary of Meridian Rail Acquisition Corp (which was a wholly owned subsidiary of Meridian Rail LLC) for the period from January 14, 2002 to November 23, 2004. In a corporate restructuring on November 19, 2004, Meridian Rail Services merged with and into Meridian Rail Acquisition Corp. All other subsidiaries of Meridian Rail Acquisition Corp were converted to limited liability companies and transferred to Meridian Rail LLC.
On November 23, 2004, Olympus Partners and its affiliates purchased the stock of Meridian Rail Acquisition Corp. (whose only remaining operations consisted of Meridian Rail Services) (the Acquisition). Meridian Rail Holdings Corp. (the Company or Successor Company) was formed on October 28, 2004 and following the Acquisition owned 100% of the capital stock of Meridian Rail Acquisition Corp. The total cost of the acquisition was $129,000, including a payment of $124,000 to the seller and capitalized direct acquisition costs of $5,000. The cash required to fund the purchase was provided from the issuance and sale of $48,880 of preferred equity and $3,120 of common equity, together with proceeds from $77,000 in acquisition financing, consisting of a $36 million Senior First Lien Term Loan, a $11 million Senior Second Lien Term loan, $16 million Senior Subordinated Notes and $14 million in initial borrowings under a $30 million Senior Revolving Credit Facility (Note 8).
The assets acquired and liabilities assumed were recorded at estimated fair values based on assumptions as to future operations and independent appraisals. A summary of the final allocation of the purchase price to the assets acquired and liabilities assumed in the acquisition is as follows:

Current assets (including merchandising credits of $2,681)	$50,283
Current liabilities	(21,177)
Property, plant, and equipment	10,883
Other long-term intangibles assets	14,400
Transaction tax benefits receivable from seller	2,419
Deferred income taxes	(8,620)
Goodwill	80,812

$129,000

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
1. Purchase (continued)
During 2005, the Company recorded the following adjustments to goodwill as a result of changes to the preliminary purchase price allocation:

Original goodwill allocation	$79,992
Inventory value reduction	981
Deferred tax liability increase	(388)
Accrued scrap sales reduction	92
Misc. accrual balance increases	135

Adjusted goodwill allocation	$80,812

The inventory adjustment reduced inventory to its appropriate fair value, net of intercompany profit elimination entries, whereas the income tax adjustment reflected required “true up” entries resulting from preparation of the final tax return of the Predecessor Company. The other adjustments were the result of differences between actual amounts and estimated values included in the original purchase price allocation.
The merchandise credits represent a discount of 10% for each dollar purchased from a key supplier to the Company. The original arrangement with a gross value of $7,500 was consideration for the sale of a former location of Meridian Rail LLC. The rights to the remaining credits were assigned to the Successor Company in connection with the acquisition, where $1,843 of the merchandize credits were realized in 2005 and the remaining $469 of credits is expected to be realized during 2006.
The transaction tax benefits receivable from the seller represent the income tax deduction benefits realized by the seller in connection with the Acquisition as a result of: the exercise, deemed exercise, or cash out of options on the stock of the Predecessor Company; payment of bonuses with respect to the Acquisition; and repayment of the Predecessor’s prior indebtedness. In connection with the Acquisition, approximately $3,000 of the purchase price paid to the sellers is being held in an escrow account, pending resolution of this and other post closing adjustments.
See Note 6 for a description of other long-term intangible assets acquired.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
2. Basis of Presentation and Operations
The accompanying consolidated financial statements include the accounts of Meridian Rail Holdings Corp. and its wholly owned subsidiaries: Meridian Rail Acquisition Corp., Meridian Rail Mexico Corp., and Mexico Meridian Rail Services, S.A. de c.v. All dollar amounts in the notes to consolidated financial statements are presented in thousand of U.S. dollars and all significant intercompany accounts and transactions have been eliminated. The Company provides outsourced wheel set services, rail car repair, and railcar component reconditioning services to the North American freight rail industry. The Company is headquartered in Birmingham, Alabama and operates a network of eight service facilities consisting of six U.S. manufacturing shops and two facilities in Mexico City, Mexico.
The carrying value of net assets located outside of United States is $4,435 at December 31, 2005. Additionally, as of December 31, 2005, 13% of the Company’s workforce was subject to collective bargaining agreements that will expire within one year. In February 2005, one of the Company’s agreements was renewed through February 2008. The other agreement will expire in November 2006, but the Company expects to renew this agreement for an additional one-year term. Also, for the year ended December 31, 2005 one vendor accounted for 33% of the Company’s cost of goods sold.
3. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
An allowance for doubtful accounts is established by the Company based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Management believes that the allowance is adequate to cover potential losses resulting from uncollectible accounts. Additionally, sales returns and allowances, a component of net sales, are recorded in the period in which the related sales are recorded. Management bases its estimate of the expense to be recorded each period on historical returns and allowance levels.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
3. Summary of Significant Accounting Policies (continued)
The Company maintains reserves for inventories valued using the first in, first out (FIFO) method. Such reserves are specific to inventory items based on judgments about the overall condition of the inventory. Reserves are established based on a determination of the obsolescence of the inventory and whether the inventory value exceeds amounts to be recovered through expected sales price, less selling costs. Estimating sales prices, establishing write-down percentages, and evaluating the condition of the inventories require judgments and estimates, which may impact the inventory valuation and gross margins.
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. For assets held and used, an impairment may occur if projected undiscounted cash flows are not adequate to cover the carrying value of the assets. In such cases, additional analysis is conducted to determine the amount of the loss to be recognized. The impairment loss is determined by the difference between the carrying amount of the asset and the fair value measured by future discounted cash flows. The analysis, when conducted, requires estimates of the amount and timing of projected cash flows and, where applicable, judgments associated with, among other factors, the appropriate discount rate. Such estimates are critical in determining whether any impairment charge should be recorded and the amount of such charge if an impairment loss is deemed to be necessary. In addition, future events impacting cash flows for existing assets could render a writedown necessary that previously required no writedown.
The Company has estimated the fair values of financial instruments as required by Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value for non-traded financial instruments. Accordingly, such estimates are not necessarily indicative of the amounts that the Company would realize in a current market exchange. The carrying amount of cash and equivalents, accounts receivable, other assets and accounts payable are reasonable estimates of their fair values. The fair value of the Company’s variable rate debt is considered to approximate its carrying value. The fair value of the Company’s fixed rate debt is estimated to be approximately $250 less than its carrying value due to significant increases in prevailing market interest rates during 2005.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
3. Summary of Significant Accounting Policies (continued)
Cash and Cash Equivalents
Cash equivalents are defined as short-term investments having an original maturity of three months or less and consists primarily of highly liquid investments.
Accounts Receivable and Concentration of Credit Risks
Accounts receivable potentially expose the Company to concentration of credit risk, as defined by SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk. The Company provides credit in the normal course of business and performs ongoing credit evaluations on its customers’ financial condition as deemed necessary, but generally does not require collateral. Customer balances are considered past due based on contractual terms and the Company does not accrue interest on the past due balances. The Company establishes collection reserves for all customer accounts with balances over 90 days past due. The allowance for doubtful accounts was $577 at December 31, 2005, which management believes is adequate to provide for credit loss in the normal course of business, as well as losses for customers who have filed for protection under bankruptcy laws. Once management determines that the receivables are not recoverable, the amounts are removed from the financial records along with the corresponding reserve balance. During the year ended December 31, 2005 one customer accounted for 49% of the Company’s sales.
Inventories
Inventories were restated to estimated fair value at November 23, 2004, the date of acquisition, in accordance with SFAS No. 141, Business Combinations and inventories are stated at the lower of cost or market as of December 31, 2005. Cost is determined on the first-in, first-out method for substantially all inventories. Inventory costs include materials, labor and manufacturing overhead.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
3. Summary of Significant Accounting Policies (continued)
Property, Plant, and Equipment
Property, plant, and equipment was written up to fair value in connection with the November 23, 2004 purchase. Normal additions are recorded at cost. Major renewals and betterments, which extend the useful life of an asset, are capitalized, while routine maintenance and repairs are expensed as incurred.
Depreciation expense is computed using the straight-line method over the estimated useful lives of the underlying assets. During the year ended December 31, 2005 depreciation expense was $856. The estimated useful lives by asset description are as follows: building and improvements (15-30 years), machinery and equipment (2-12 years), and computer hardware and software (2-5 years).
Goodwill and Intangible Assets
The Company accounts for goodwill under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives and requires the Company to review them for possible impairment at least annually. Intangible assets with finite lives are amortized over the estimated lives.
Workers’ Compensation
The Company is self-insured for a portion of its workers’ compensation benefit obligations. The Company provides for workers’ compensation each period based on an estimate of the total ultimate payout for all claims and related fees. The Company maintains umbrella insurance coverage for individual claims greater than $250 and for aggregate claims greater than $1,500 per year.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
3. Summary of Significant Accounting Policies (continued)
Derivatives
The Company accounts for derivatives and hedging activities under the provisions of SFAS No. 133, Accounting for Derivative Financial Instruments and Hedging Activities, as amended (SFAS No. 133). Under SFAS No. 133, the Company recognizes derivatives as assets or liabilities in the statement of financial position and measures those instruments at fair value. Changes in the fair value of derivatives are either recognized in earnings or, if the derivative is designated as a cash flow hedge, as a component of comprehensive income and accumulated comprehensive income. For certain types of hedges, changes in the fair value of the hedged asset, liability, or firm commitment also are recognized in income as offsets to the change in fair value of the derivative instrument.
Foreign Currency Translation
The Company accounts for and reports translation of foreign currency transactions and foreign currency financial statements in accordance with SFAS No. 52, Foreign Currency Translation. All assets and liabilities in the balance sheets of foreign subsidiaries whose functional currency is other than the U.S. dollar are translated at period-end exchange rates. Translation gains and losses are not included in determining net income, but are presented as a separate component of equity entitled accumulated other comprehensive income or loss.
Revenue Recognition
The Company delivers reconditioned wheel sets to certain customers’ locations on a consignment basis. Title does not pass and revenue is not recognized on these deliveries until the customer draws them from inventory stock. During the year ended December 31, 2005, 52% of total revenues were comprised by these transactions. In all other cases, the Company recognizes revenue at the time title passes, which is generally as the goods are shipped.
Shipping and Handling Costs
The Company bills its customers for shipping and handling costs in connection with delivery of its products and included such costs in revenues. Additionally, freight costs incurred by the company to provide goods are initially capitalized to inventory and then included in cost of sales upon the transfer of title to customers.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
3. Summary of Significant Accounting Policies (continued)
Comprehensive Income
Comprehensive income is reported in accordance with the SFAS No. 130, Reporting Comprehensive Income. Under SFAS No. 130 unrealized gains or losses on the Company’s foreign currency translation adjustments (for foreign subsidiaries that use local currency for their functional currency) and changes in fair value of interest rate derivatives designated as cash flow hedges are included in other comprehensive income or loss.
Stock Based Compensation
Certain executives and key employees of the Predecessor Company participated in stock-based compensation plans sponsored by the Predecessor’s parent. The Predecessor accounted for those plans as compensatory under SFAS No. 123, Accounting for Stock-Based Compensation. As of November 23, 2004, the Successor Company adopted a stock based compensation plan, as more fully described in Note 10. The Company accounts for this plan in accordance with SFAS No. 123R, Share Based Payment. Under both SFAS No. 123 and SFAS No. 123R, stock-based compensation expense is recognized in the income statement based on the fair value of stock options or awards, usually over the applicable vesting period.
Income Taxes
The provision for income taxes for the year ended December 3, 2005 and the corresponding balance sheet accounts as of that date are determined in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax liabilities and assets are determined based upon temporary differences between the basis of certain assets and liabilities for income tax and financial reporting purposes. A valuation allowance is established when the likelihood that some portion of a deferred tax asset will not be realized in the future.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
3. Summary of Significant Accounting Policies (continued)
Recent Accounting Pronouncements
SFAS No. 153 — In December 2004, the Financial Accounting Standards Board issued SFAS No. 153, Exchanges of Nonmonetary Assets an amendment of APB Opinion No. 29. This Statement amends Opinion No. 29 to eliminate the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance—that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. During the year ended December 31, 2005, 67% of the Company’s sales value resulted from transactions that involved the exchange of a new or reconditioned wheelset for a used wheelset. In these transactions, the Company does not bill its customer or record revenue for the delivered wheelset and the replacement wheelset received is recorded at the cost of the removed item. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. SFAS No. 153 was adopted by the Company in the third quarter of 2005 without significant effect on its consolidated financial statements.
4. Inventories
Inventories consisted of the following as of December 31, 2005:

Raw materials	$22,170
Finished goods	13,827
Less reserves for excess and obsolete inventory	(2,014)

$33,983

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
5. Property, Plant, and Equipment
Property, plant, and equipment consisted of the following as of December 31, 2005:

Land	$800
Buildings and improvements	1,125
Machinery and equipment	10,587
Construction-in-progress	1,639

14,151
Less accumulated depreciation	(927)

$13,224

6. Other Non-Current Assets
Other non-current assets consisted of the following as of December 31, 2005:

Goodwill	$80,812
Other intangible assets:
Union Pacific customer contracts, net	5,199
Other customer relationships and contracts, net	3,346
Trade name	624
Deferred financing costs, net	3,982

$93,963

All of the recorded carrying value of goodwill as of December 31, 2005 relate to the Acquisition (see Note 1). No amortization or impairment write-downs have been recorded.
The Company’s most significant contracts were entered into in November 1999 by ABC-NACO, certain railroad vendors, and Union Pacific Railroad. The contracts provided for the Company to administer, supply, and service all railcar wheel sets for the customer’s North American operations until 2009. Base prices can be adjusted periodically upon mutual agreement of the Company and the customer. The Company assigned the contracts a combined value of $5,500 at November 23, 2004, based on the estimated fair value of the contracts, which will be amortized over a useful life of 20 years, reflecting management’s belief that the contract will be renewed in 2009. The balance as of December 31, 2005 of $5,199 is net of amortization expense of $266 for the year then ended.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
6. Other Non-Current Assets (continued)
The Company’s other customer relationships and contracts include Kansas City Southern (KCS), Terminal Del Valle De Mexico (TVFM), and TTX Company (TTX), which were assigned values of $400, $2,000, and $1,220, respectively, in purchase accounting. The balances shown below at December 31, 2005 are net of amortization expense of $25, $143, and $82, respectively for the year then ended.

		Estimated
	December 31	Remaining
	2005	Life (Years)

KCS	$373	15
TVFM	1,843	13
TTX	1,130	14

	$3,346

The Company performs its services under the “Meridian Rail” trade name and has estimated the fair value of this trade name to be $700 as of November 23, 2004. The balance at December 31, 2005 of $624 is net of amortization expense of $76 for the year then ended. The asset value recorded at November 23, 2004 will be amortized over a useful life of 10 years.
Combined estimated amortization expense for all separately identified intangible assets for each of the next five years is as follows:

2006	$592
2007	592
2008	592
2009	592
2010	592
Deferred financing costs of $3,982 at December 31, 2005 consist of legal, accounting, bank fees, and other associated costs related to the Company’s issuance of debt and are net of amortization expense of $543 for the year ended December 31, 2005. Deferred financing costs are amortized over the terms of the related debt obligations.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
7. Accrued Expenses
Accrued expenses consisted of the following as of December 31, 2005:

Compensation, including related benefits and taxes	$1,786
Environmental reserves	257
Self-insurance reserves	884
Taxes, other than employment taxes	4,254
Due to Meridian Rail LLC	—
Transaction expenses	121
Other	1,606

$8,908

8. Debt
On November 23, 2004, in connection with the purchase transaction, the Company entered into a credit facility with various lenders including The Royal Bank of Scotland PLC, as the lead arranger and administrative agent. The credit facility provides for a Senior First Lien Term Loan in the principal amount of $36,000, a Senior Second Lien Term Loan in the principal amount of $11,000, and a Senior Revolving Credit Facility in an aggregate principal amount not to exceed $30,000. All Company assets held in the U.S. are pledged as collateral under the credit facility.
On November 23, 2004, the Company also entered into a $16,000 Senior Subordinated Notes facility with OCM Mezzanine Fund, L.P. In connection with this arrangement the Company issued 542.97 detachable common stock warrants and 794.80 detachable preferred stock warrants, each to purchase one share of preferred or common stock at $.01 per share. The warrants are exercisable at any point from the Agreement Date (November 23, 2004) to the Expiration Date (November 23, 2014). As such, the measurement date for purposes of determining the fair value of the warrants is the date of the agreement. The fair value of the warrants is equal to the purchase price per share paid by investors in the acquisition, less the exercise price. The warrants resulted in a debt discount of $806. The balance as of December 31, 2005 of $731 was net of $75 that was accreted to interest during the year then ended. The balance will be accreted to interest over the term of the Senior Subordinated Notes, under the effective interest method.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
8. Debt (continued)
The following amounts are outstanding as of December 31, 2005:

Senior First Lien Term Loan, variable interest rate, with quarterly principal payments of $975 beginning March 2006 through December 2006, $1,169 for 2007, $1,559 for 2008 and 2009, and $1,754 for 2010 through November 2010. Additionally, an excess free cash flow prepayment of $4,336 is due March 2006.	$32,400

Senior Second Lien Term Loan, variable interest rate, with a balloon payment of $11,000 due November 23, 2011	11,000

Senior Revolving Credit Facility, variable interest rate, matures November 23, 2010	11,735

11.5% Senior Subordinated Notes due May 23, 2012 (net of $731 discount)	15,269

70,404
Less current maturities	(8,157)

Long-term debt	$62,247

Interest on all borrowings under the credit facility is variable based on market rates. The Company may elect to pay interest at either LIBOR or Base Rates (LIBOR and Prime formula driven rates). The interest rate is calculated using the applicable rate, plus a margin. The margin on the Senior First Lien Term Loan and Senior Revolving Credit Facility is 3.25% for LIBOR loans and 2.25% for Base Rate loans. The margin is dependant on certain financial covenants. The applicable margin on the Senior Second Lien Term Loan is 7.0% for LIBOR loans and 6.0% for Base Rate Loans. The variable interest rates in effect as of December 31, 2005 for the Senior First Lien Term Loan, Senior Second Lien Term Loan and Senior Revolving Credit Facility were 7.78%, 11.53%, and 8.47%, respectively. The interest rate applicable to the Senior Subordinate Notes is fixed at 11.5% over the term of the notes. The Company is subject to certain financial covenants on all borrowings under the Credit Facility and availability under the Senior Revolving Credit Facility is based upon eligible accounts receivable and inventory, as defined in the credit agreement. Actual availability as of December 31, 2005, was $30,000 of which $11,735 was outstanding.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
8. Debt (continued)
Scheduled maturities of debt, net of the debt discount as of December 31, 2005 are as follows:

2006	$8,157
2007	4,586
2008	6,134
2009	6,121
2010	6,888
Thereafter	38,518

$70,404

The Credit Facility provides for mandatory prepayments in the event certain conditions occur, as defined by the credit agreement. As a result of this provision, the Company paid $4,336 as a prepayment in March 2006. Under the terms of the credit agreement, this prepayment is applied to the remaining scheduled installments on a pro rata basis. The scheduled maturities shown above reflect the 2006 prepayment and its pro rata allocation to subsequent scheduled principal payments.
9. Derivative Instruments
On December 6, 2004, the Company entered into an interest rate swap agreement with the Royal Bank of Scotland to reduce the impact of changes in interest rates on its floating rate long-term debt. At December 31, 2005, the agreement effectively changes the Company’s interest rate exposure on $48,400 of its outstanding LIBOR-based borrowings to a fixed rate of 3.71%, plus an applicable margin through the term of the swap. The interest rate swap agreement matures in December 2007. The Company has designated the interest rate swap as a cash flow hedge of variable interest due on borrowings under the credit facility through the maturity of the swap. Cash paid to or received from the swap counterparty over the term of the swap are recognized in interest expense. The Company also has recognized the fair value of the interest swap agreement as an asset of $882 in other long-term assets and as a component of accumulated other comprehensive income/(loss) of $539, net of tax, as of December 31, 2005.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
10. Employee Benefits
Share-Based Compensation
Executives and other key employees of the Predecessor Company were granted options to purchase common shares of Meridian Rail LLC. Those options vested with the passage of time or upon certain sales transactions. The Predecessor recognized stock-based compensation expense based on the fair value of the options estimated on the grant date using a Black-Scholes model. All of the Predecessor’s options became fully vested in connection with the Acquisition, and were settled in cash.
On November 23, 2004, the Company granted 2,192 shares of unvested common stock to certain executives. The Company accounts for these awards in accordance with SFAS 123R and has recorded compensation expense of approximately $49 for the year ended December 31, 2005, as 22.5% of the shares vested on December 31, 2005. The fair value of the unvested stock awards was determined to be equal to the price paid by the common stock investors in the initial capitalization of the Company. The awards are subject to accelerated vesting based on achievement of defined EBITDA and return on equity criteria. If the awards do not vest due to failure to achieve specific criteria within a specific period, if cumulatively achieved through the subsequent period(s), full vesting through the period achieved will result. Full vesting also will occur for each executive employed continuously for a defined service period regardless of the achievement of performance criteria. As of December 31, 2005, there was $148 in unrecognized compensation costs related to nonvested share-based compensation granted under these agreements. If the performance criteria are achieved, this expense will be recognized in the ratio of 22.5%, for each of the next three years.
Defined Contribution Plans
The Company maintains defined contribution plans for United States salaried and hourly employees. These plans require Company contributions of not less than 50% of each employees’ contribution subject to certain limitations. For the year ending December 31, 2005, the Company’s contributions were $100.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
11. Shareholders’ Equity
On November 23, 2004, the Company issued 31,200 shares of $.01 par value common stock for $100 per share (aggregate consideration of $3,120) and 48,880 shares of $.01 par value preferred stock for $1,000 per share (aggregate consideration of $48,880) from total authorized capital of 1,000,000 and 100,000 shares, respectively.
Holders of the shares of common stock are entitled to one vote per share and are entitled to receive dividends that may be declared by the Board of Directors. These dividends are permitted to be paid once all dividends accrued but unpaid to the preferred holders have been paid. Preferred holders would then participate equally along with the common holders, on a pro-rata basis, in any additionally declared dividend.
Holders of the preferred shares rank senior to common holders and any other class or series of capital stock created which does not expressly rank pari passu with or senior to the preferred stock. Each holder is entitled to vote on all matters entitled to vote by holders of the common stock and other future classes entitled to vote. In addition, written consent of two-thirds of the outstanding shares of preferred stock are required for the following actions: (a) any creation of a class or series of, issuance of or agreement to issue any capital stock of the Company or its subsidiaries, or rights of any kind convertible into or exercisable or exchangeable for capital stock of the Company or its subsidiaries, or any option, warrant or other subscription or purchase right with respect to such capital stock of the Company or its subsidiaries, without limitation, including an initial public offering, (b) any transaction or merger or consolidation of the Company or any subsidiary with one or more persons, (c) any sale, conveyance, exchange, or transfer to another person of the voting stock of the Company or any subsidiary, or all, or substantially all, of the assets of the Company or any subsidiary, and (d) any changes to the items requiring approval under the articles of incorporation.
The preferred stock accrues dividends at an annual rate of 8% of the preferred stock issue price, whether or not declared. Accrued and unpaid dividends compound on a quarterly basis. Upon the occurrence of a liquidation or sales transaction, the holders of the preferred stock shall be paid for each share of preferred stock held, an amount equal to the preferred stock issue price, plus all accrued and unpaid dividends. If the assets of the Company are not sufficient to permit payment in full to the preferred holders, then all of the assets available for distribution shall be distributed among and paid ratably to the preferred shareholders.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
12. Commitments and Contingencies
Environmental Liabilities
The Company established an environmental accrual of $277 on its opening balance sheet as of November 23, 2004 to cover potential environmental liabilities that were identified during the acquisition due diligence. The nature and scope of the environmental costs include site evaluations, Phase II studies on select properties, planned clean-up of identified issues, and some projected potential remediation efforts. The balance as of December 31, 2005 is $257 as some of the remediation work was completed during the year then ended.
Leases
The Company occupies various manufacturing, warehouse and office facilities and uses certain equipment under operating lease arrangements. Rental expense for the year ended December 31, 2005 was $1,249. At December 31, 2005, future minimum rental payments under continuing operating leases that have initial or remaining terms in excess of one year are as follows:

2006	$678
2007	420
2008	433
2009	445
2010	177

$2,153

Tax Contingency
Prior owners of the Company completed an internal restructuring involving the distribution of appreciated property to a shareholder. The Company filed its tax returns based on a valuation report prepared by an independent appraisal firm. Taxing authorities could assert a position different than that taken by the Company. Such differences, which could have a material impact on the Companies’ financial statements, would be reflected in the financial statements when management considers them probable of occurring and the amount reasonably estimable. The Company has an indemnification agreement in effect with the previous shareholders with respect to this matter.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
13. Income Taxes
The purchase documents include a tax indemnification agreement which provides that all current tax liabilities which are or become due for periods prior to and including the acquisition date will be paid by the Seller. As a result, all currently payable tax liabilities on the acquisition date balance sheet have been adjusted to zero as a part of the purchase accounting entries.
The components of income tax expense for the year ended December 31, 2005 are as follows:

Current:
Federal	$9,066
Foreign	42
State	1,664

Total current	10,772

Deferred:
Federal	(3,615)
State	(400)

Total deferred	(4,015)

Total	$6,757

A reconciliation of the U.S. federal statutory rate to the effective income tax rate on income for the year ended December 31, 2005 is as follows:

U.S. federal statutory rate	35.0%
State taxes-net of federal benefit	3.8
Section 199 deduction	(1.6)
Foreign taxes above/(below) the U.S. rate	—
Nondeductible costs and other	0.3

Effective income tax rate	37.5%

The Company’s U.S. income tax provision was computed based on the U.S. federal statutory rate and the average state statutory rates, net of the related federal benefit. The Company’s foreign income tax provision was computed based on the statutory rate in Mexico.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
13. Income Taxes (continued)
Also, beginning in 2005, IRC Section 1999(a)(1) allows a deduction equal to a percentage of the income earned for certain production activities. For 2005, the deduction is 3% of the lesser of qualified production activities or taxable income determined without the domestic production activities. The Section 199 deduction for the Company is $803,000 for 2005.
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax balances have been adjusted to reflect additional temporary differences that resulted from purchase accounting (see Note 1). The Company’s deferred tax balances are recorded in current assets for $1,311 and long-term liabilities for $6,338 as of December 31, 2005. The gross components of the Company’s deferred taxes as of December 31, 2005 are as follows:

Deferred tax assets:
Accrued liabilities and reserves	$1,446
Net operating loss carryforwards	—
Interest rate swap	—

Total gross deferred tax assets	1,446

Deferred tax liabilities:
Property, plant, and equipment and inventories	1,992
Intangible assets	3,746
Prepaid assets	392
Interest rate swap	343

Total gross deferred tax liabilities	6,473

Net deferred income tax liabilities	$(5,027)

SFAS No.109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, management has determined that no valuation allowance is necessary at December 31, 2005.

Meridian Rail Holdings Corp.
Notes to Consolidated Financial Statements (continued)
(Dollar Amounts in Thousands)
13. Income Taxes (continued)
The Company fully utilized its federal and state net operating loss carryforwards during 2005 resulting in a tax benefit of $166. As such, no net operating loss carryforwards exist at December 31, 2005.
The undistributed earnings of the Company’s foreign subsidiary are considered to be indefinitely reinvested; accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon repatriation of these earnings, in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign credits) and withholding taxes payable to Mexico at the rate of 5%. Determination of the amount of the unrecognized deferred U.S. income tax liability is not practicable due to the complexities associated with its hypothetical calculation.
14. Related Party Transactions
In connection with the Acquisition, the Company entered into an Advisory Services Agreement with a principal shareholder. Under this agreement in the Company’s opening balance sheet, the Company paid $475 of transaction fees that were capitalized as part of the transaction cost in the Company’s opening balance sheet. The services provided going forward include advisory services to the Board of Directors and management of the Company regarding corporate, business and financial strategy, potential acquisitions, the financial management of the Company, and other issues. The agreement calls for quarterly fees of $187, beginning in the first quarter of 2005. In connection therewith, the Company paid $750 for the period ending December 31, 2005.

Meridian Rail Holdings Corp.
Condensed Financial statements
Consolidated Balance Sheets
(In thousands, Unaudited)

	September 30	December 31
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$1,841	$1,483
Accounts receivable, net	19,923	20,110
Taxes receivable	764	805
Inventories	46,501	33,983
Prepaid expenses and other current assets	688	1,312
Deferred income taxes	1,547	1,311
Merchandise credits	—	469

Total current assets	71,264	59,473

Non-current assets:
Property, plant and equipment	14,811	13,224
Goodwill	80,812	80,812
Other intangible assets	8,723	9,169
Deferred financing costs	3,505	3,982
Other	750	882

	$179,865	$167,542

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	14,338	16,843
Accrued expenses	8,859	8,908
Debt, current portion	4,396	8,157

Total current liabilities	27,593	33,908

Long-term liabilities:
Debt, long-term portion	67,072	62,247
Deferred income taxes	6,299	6,338

Total long-term liabilities	73,371	68,585

Stockholders’ equity
Common stock, $0.01 par value; 1,000,000 shares authorized; 31,200 shares issued and outstanding	—	—
Preferred stock, $0.01 par value; 100,000 shares authorized; 48,880 issued and outstanding, (cumulative preferred dividends in arrears of $7,852 and $4,543, respectively	48,880	48,880
Additional paid-in capital	3,926	3,926
Retained earnings	25,524	11,741
Accumulated other comprehensive income	571	502

	78,901	65,049

	$179,865	$167,542

The accompanying notes are an integral part of these statements.

Meridian Rail Holdings Corp.
Consolidated Statements of Operations
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
Revenue
Services	$60,995	$45,817	$178,582	$143,522

Cost of revenue
Services	49,254	37,529	142,331	120,470

Margin	11,741	8,288	36,251	23,052

Other costs
Selling and administrative expense	2,509	1,946	7,571	5,604
Interest expense	1,861	1,796	5,508	5,548

Earnings before income tax	7,371	4,546	23,172	11,900

Income tax expense	2,985	1,704	9,389	4,458

Net income	$4,386	$2,842	$13,783	$7,442

The accompanying notes are an integral part of these statements.

Meridian Rail Holdings Corp.
Consolidated Statement of Cash Flows
(In thousands, unaudited)

	For the nine months ended
	September 30
	2006	2005
Operating activities
Net Income	$13,783	$7,442
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for depreciation and amortization	1,782	1,551
Receipts of merchandise credits	469	1,527
Changes in operating assets and liabilities:
Accounts receivable	187	(2,961)
Inventories	(12,518)	(1,856)
Prepaid expenses and other assets	591	928
Accounts payable	(2,505)	250
Accrued liabilities	(49)	(484)

Net cash flow provided by operating activities	1,740	6,397

Investing activities
Purchases of property, plant, and equipment	(2,388)	(2,320)

Net cash used in investing activities	(2,388)	(2,320)

Financing activities
Borrowings under senior revolving credit facility, net	8,265	(4,200)
Principal payment	(7,259)	(2,700)

Net cash (used in) provided by financing activities	1,006	(6,900)

Net increase (decrease) in cash and cash equivalents	358	(2,823)

Cash and cash equivalents at beginning of period	1,483	3,806

Cash and cash equivalents at end of period	$1,841	$983

Supplemental disclosure
Interest paid	$4,963	$5,024
Income taxes paid	$5,157	$3,648
The accompanying notes are an integral part of these statements.

Meridian Rail Holdings Corp.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note 1 – Interim Financial Statements
The Condensed Consolidated Financial Statements of Meridian Rail Holdings Corp. and Subsidiaries (the Company) as of September 30, 2006 and for the three months and nine months ended September 30, 2006 and 2005 have been prepared without audit in accordance with accounting principles generally accepted in the United States for interim financial information and reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the financial position and operating results for the periods indicated. The results of operations for the three and nine months ended September 30, 2006 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2006. All dollar amounts in the notes to consolidated financial statements are presented in thousand of U.S. dollars and all significant intercompany accounts and transactions have been eliminated.
Certain notes and other information have been condensed or omitted from the interim financial statements presented in this Quarterly Report on Form 8-K/A. Therefore, these financial statements should be read in conjunction with the Consolidated Financial Statements contained in the Company’s 2005 Consolidated Financial Statements Report on Form 8-K/A.
Management estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amount of assets, liabilities, revenue and expenses reported in the financial statements and accompanying notes. Estimates and assumptions are periodically evaluated and may be adjusted in future periods. Actual results could differ from those estimates.
Exchanges of Nonmonetary Assets
In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 153, Exchanges of Nonmonetary Assets an amendment of APB Opinion No. 29. This Statement amends Opinion No. 29 to eliminate the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance—that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. During the nine months ended September 30, 2006 and 2005, 75%, 67%, of the Company’s sales value resulted from transactions that involved the exchange of a new or reconditioned wheelset for a used wheelset. In these transactions, the Company does not bill its customer or record revenue for the delivered wheelset and the replacement wheelset received is recorded at the cost of the removed item. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. SFAS No. 153 was adopted by the Company in the third quarter of 2005 without significant effect on its consolidated financial statements.

Meridian Rail Holdings Corp.
Note 2 – Inventories
Inventories consisted of the following:

	September 30,	December 31,
	2006	2005

Raw materials	$36,063	$22,170
Finished goods	15,820	13,827
Less reserves for excess and obsolete inventory	(5,382)	(2,014)

	$46,501	$33,983

Note 3 – Property, Plant and Equipment
Property, plant and equipment consisted of the following:

	September 30,	December 31,
	2006	2005

Land	$800	$800
Buildings and improvements	1,193	1,125
Machinery and equipment	12,304	10,587
Construction-in-progress	2,242	1,639

	16,539	14,151
Less accumulated depreciation	(1,728)	(927)

	$14,811	$13,224

Meridian Rail Holdings Corp.
Note 4 – Other Non-Current Assets
Other non-current assets consisted of the following:

	September 30,	December 31,
	2006	2005

Goodwill	$80,812	$80,812
Other intangible assets:
Union Pacific customer contracts, net	4,992	5,199
Other customer relationships and contracts, net	3,160	3,346
Trade name	571	624
Deferred financing costs, net	3,505	3,982
Interest rate swap	750	882
Note 5 – Accrued Expenses
Accrued expenses consisted of the following:

	September 31,	December 31,
	2006	2005

Compensation, including related benefits and taxes	$3,266	$1,786
Environmental reserves	81	257
Self-insurance reserves	834	884
Taxes, other than employment taxes	830	4,254
Due to Meridian Rail LLC	—	—
Transaction expenses	103	121
Other	3,745	1,606

	$8,859	$8,908

Meridian Rail Holdings Corp.
Note 6 – Debt
On November 23, 2004, in connection with the purchase transaction, the Company entered into a credit facility with various lenders including The Royal Bank of Scotland PLC, as the lead arranger and administrative agent. The credit facility provides for a Senior First Lien Term Loan in the principal amount of $36,000, a Senior Second Lien Term Loan in the principal amount of $11,000, and a Senior Revolving Credit Facility in an aggregate principal amount not to exceed $30,000. All Company assets held in the U.S. are pledged as collateral under the credit facility.
On November 23, 2004, the Company also entered into a $16,000 Senior Subordinated Notes facility with OCM Mezzanine Fund, L.P. In connection with this arrangement the Company issued 542.97 detachable common stock warrants and 794.80 detachable preferred stock warrants, each to purchase one share of preferred or common stock at $.01 per share. The warrants are exercisable at any point from the Agreement Date (November 23, 2004) to the Expiration Date (November 23, 2014). As such, the measurement date for purposes of determining the fair value of the warrants is the date of the agreement. The fair value of the warrants is equal to the purchase price per share paid by investors in the acquisition, less the exercise price. The warrants resulted in a debt discount of $806. The balance as of September 30, 2006 of $673 was net of $58 that was accreted to interest during the nine months ended September 30, 2006. The balance will be accreted to interest over the term of the Senior Subordinated Notes, under the effective interest method.
The following amounts are outstanding as of September 30, 2006:

Senior First Lien Term Loan, variable interest rate, with quarterly principal payments of $975 beginning March 2006 through December 2006, $1,169 for 2007, $1,559 for 2008 and 2009, and $1,754 for 2010 through November 2010. Additionally, an excess free cash flow prepayment of $4,336 is due March 2006.	$25,141

Senior Second Lien Term Loan, variable interest rate, with a balloon payment of $11,000 due November 23, 2011	11,000

Senior Revolving Credit Facility, variable interest rate, matures November 23, 2010	20,000

11.5% Senior Subordinated Notes due May 23, 2012 (net of $673 discount)	15,327

71,468
Less current maturities	(4,396)

Long-term debt	$67,072

Note 6 – Debt (continued)
Interest on all borrowings under the credit facility is variable based on market rates. The Company may elect to pay interest at either LIBOR or Base Rates (LIBOR and Prime formula driven rates). The interest rate is calculated using the applicable rate, plus a margin. The margin on the Senior First Lien Term Loan and Senior Revolving Credit Facility is 3.25% for LIBOR loans and 2.25% for Base Rate loans. The margin is dependant on certain financial covenants. The applicable margin on the Senior Second Lien Term Loan is 7.0% for LIBOR loans and 6.0% for Base Rate Loans. The variable interest rates in effect as of September 30, 2006 for the Senior First Lien Term Loan, Senior Second Lien Term Loan and Senior Revolving Credit Facility were 8.58%, 12.33%, and 8.90%, respectively. The interest rate applicable to the Senior Subordinate Notes is fixed at 11.5% over the term of the notes. The Company is subject to certain financial covenants on all borrowings under the Credit Facility and availability under the Senior Revolving Credit Facility is based upon eligible accounts receivable and inventory, as defined in the credit agreement. Actual availability as of September 30, 2006, was $30,000 of which $20,000 was outstanding.
Scheduled maturities of debt, net of the debt discount as of September 30, 2006 are as follows:

2006 (remaining three months)	$954
2007	4,586
2008	6,134
2009	6,121
2010	6,888
Thereafter	46,785

$71,468

Note 7 – Derivative Instruments
On December 6, 2004, the Company entered into an interest rate swap agreement with the Royal Bank of Scotland to reduce the impact of changes in interest rates on its floating rate long-term debt. At September 30, 2006, the agreement effectively changes the Company’s interest rate exposure on $45,025 of its outstanding LIBOR-based borrowings to a fixed rate of 3.71%, plus an applicable margin through the term of the swap. The interest rate swap agreement matures in December 2007. The Company has designated the interest rate swap as a cash flow hedge of variable interest due on borrowings under the credit facility through the maturity of the swap. Cash paid to or received from the swap counterparty over the term of the swap are recognized in interest expense. The Company also has recognized the fair value of the interest swap agreement as an asset of $750 and $882 as of September 30, 2006 and December 31, 2005, respectively, and as a component of accumulated other comprehensive income/(loss), of $446 and $539, net of tax, for the respective periods then ended.

Meridian Rail Holdings Corp.
Note 8 – Employee Benefits
Share-Based Compensation
On November 23, 2004, the Company granted 2,192 shares of unvested common stock to certain executives. The Company accounts for these awards in accordance with SFAS 123R and has recorded compensation expense of approximately $49 for year December 31, 2005 as 22.5% of the shares vested on December 31, 2005. The fair value of the unvested stock awards was determined to be equal to the price paid by the common stock investors in the initial capitalization of the Company. The awards are subject to accelerated vesting based on achievement of defined EBITDA and return on equity criteria. If the awards do not vest due to failure to achieve specific criteria within a specific period, if cumulatively achieved through the subsequent period(s), full vesting through the period achieved will result. Full vesting also will occur for each executive employed continuously for a defined service period regardless of the achievement of performance criteria. As of September 30, 2006 and December 31, 2005, there was $111 and $148, respectively, in unrecognized compensation costs related to nonvested share-based compensation granted under these agreements. If the performance criteria are achieved, this expense will be recognized in the ratio of 22.5%, for each of the next three years.
Note 9 – Commitments and Contingencies
Environmental Liabilities
The Company established an environmental accrual of $277 on its opening balance sheet as of November 23, 2004 to cover potential environmental liabilities that were identified during the acquisition due diligence. The nature and scope of the environmental costs include site evaluations, Phase II studies on select properties, planned clean-up of identified issues, and some projected potential remediation efforts. The balance in this liability account as of September 30, 2006 is $81 due to completion of a substantial portion of the remediation activities.
Tax Contingency
Prior owners of the Company completed an internal restructuring involving the distribution of appreciated property to a shareholder. The Company filed its tax returns based on a valuation report prepared by an independent appraisal firm. Taxing authorities could assert a position different than that taken by the Company. Such differences, which could have a material impact on the Companies’ financial statements, would be reflected in the financial statements when management considers them probable of occurring and the amount reasonably estimable. The Company has an indemnification agreement in effect with the previous shareholders with respect to this matter.

The Greenbrier Companies
Unaudited Pro Forma Condensed Combined Balance Sheet
   August 31, 2006
 (In Thousands)

	Historical
	The Greenbrier Companies	Meridian Rail Holdings Corp.	Pro Forma		Pro Forma
	August 31, 2006	September 30, 2006	Adjustments		Combined
Assets
Cash and cash equivalents	$142,894	$1,841	$(131,661	)(a)	$13,074
Restricted cash	2,056				2,056
Accounts and notes receivable	115,565	20,687			136,252
Inventory	163,151	46,501			209,652
Railcars held for sale	35,216				35,216
Equipment on operating leases	301,009				301,009
Investment in direct finance leases	6,511				6,511
Property, plant and equipment	80,034	14,811			94,845
Intangible and goodwill	3,340	93,040	85,032	(d)	181,412
Other	27,538	1,438			28,976

Total assets	$877,314	$178,318	$(46,629)		$1,009,003

Liabilities and Stockholders’ equity
Revolving notes	$22,429	$—	$103,740	(a)	$126,169
Accounts payable and accrued liabilities	204,793	23,197			227,990
Participation	11,453	—			11,453
Deferred Income tax	37,472	4,752			42,224
Deferred revenue	17,481	—			17,481
Notes Payable	362,314	71,468	(71,468	)(b)	362,314

					—
Subordinated debt	2,091	—			2,091

Stockholders’ equity					—

Common stock	16	48,880	(48,880	)(c)	16
Additional paid in capital	71,124	3,926	(3,926	)(c)	71,124
Retained earnings	148,542	25,524	(25,524	)(c)	148,542
Other comprehensive income	(401)	571	(571	)(c)	(401)

Total stockholders’ equity	219,281	78,901	(78,901)		219,281

Total liabilities and stockholders’ equity	$877,314	$178,318	$(46,629)		$1,009,003

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

The Greenbrier Companies
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended August 31, 2006
(In Thousands)

	Historical
	The Greenbrier Companies	Meridian Rail Holdings Corp.	Pro Forma		Pro Forma
	Year Ended August 31, 2006	Year Ended September 30, 2006	Adjustments		Combined
REVENUE
Manufacturing	$748,819	$—	$—		$748,819
Refurbishment & parts	102,533	229,362	—		331,895
Leasing	102,471	—	—		102,471

	953,823	229,362	—		1,183,185

COST OF REVENUE
Manufacturing	666,731	—	—		666,731
Refurbishment & parts	42,023	183,005	—		225,028
Leasing	87,690	—	—		87,690

	796,444	183,005	—		979,449

Margin	157,379	46,357	—		203,736

OTHER COSTS
Selling and administrative	70,918	9,798	—		80,716
Interest Expense	25,396	7,265	(169	)(e)	32,492

	96,314	17,063	(169)		113,208

Earnings before taxes and unconsolidated subs	61,065	29,294	169		90,528

Income tax expense	(21,698)	(11,688)	(3	)(f)	(33,389)

Earnings before unconsolidated subs	39,367	17,606	166		57,139

Equity in unconsolidated subs	169	—	—		169

Earnings before disc ops	39,536	17,606	166		57,308

Disc ops (net of tax)	62	—	—		62

Net earnings	$39,598	$17,606	$166		$57,370

Basic Earnings per common share:	$2.51	$1.12	$0.01		$3.64
Diluted earnings per common share:	$2.48	$1.10	$0.01		$3.60

Weight average common shares:
Basic	15,751	15,751	15,751		15,751
Diluted	15,937	15,937	15,937		15,937
The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

The Greenbrier Companies
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1 — Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements are based on historical financial statements of The Greenbrier Companies (Greenbrier) and Meridian Rail Holdings Corp. (Meridian) after giving effect to borrowings used to finance the Meridian acquisition, as well as certain assumptions and adjustments.
The unaudited pro forma condensed combined balance sheet as of August 31, 2006 is presented as if the Meridian acquisition and related bank financing occurred on August 31, 2006.
The unaudited pro forma condensed combined statement of operations of Greenbrier and Meridian for the year ended August 31, 2006 are presented as if the Meridian acquisition and related bank financing had taken place on September 1, 2005. Meridian historical year end is December 31. The unaudited pro forma condensed combined balance sheet and statement of operations have been prepared using the twelve months ending September 30, 2006 for Meridian.
Greenbrier accounts for acquisitions under Financial Accounting Standards Board Statement No. 141 “Business Combinations” (FASB No. 141). In accordance with business combination accounting, Greenbrier has preliminarily allocates the purchased price of the acquired company to the tangible and intangibles assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets has been preliminarily assigned to goodwill.
The allocation of the purchase price among certain assets and liabilities is still in process. As a result, the information shown below is preliminary and subject to further refinement upon completion of analyses.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Greenbrier that would have been reported had the acquisition and borrowings been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Greenbrier. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that Greenbrier may achieve with respect to the combined companies.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Greenbrier’s Annual Report on Form 10-K for the year ending August 31, 2006, and the Quarterly Report on Form 10-Q for the quarter ended November 30, 2006 and the unaudited financial statements of Meridian included as Item 9.01 (a) in this Current Report on Form 8-K/A.

Note 2 — Preliminary Purchase Price
On November 6, 2006, the Company acquired 100% of the stock of Meridian Rail Holdings Corp. (Meridian) for $238.4 million in cash which includes the purchase price of $227.5 million plus preliminary working capital adjustments. Meridian is a leading supplier of wheel maintenance services to the North American freight car industry. Operating out of six facilities, Meridian supplies replacement wheel sets and axles to approximately 170 freight car maintenance locations where worn or damaged wheels, axles, or bearings are replaced. Meridian also performs coupler reconditioning and railcar repair at one of its facilities.
The total preliminary purchase price is estimated at $238.4 million and is comprised of:

(In Thousands)
Cash consideration – at closing plus working capital and other adjustments	$234,404
Acquisition-related transaction costs	3,970

Total preliminary purchase price	$238,374

Acquisition – related transaction costs. Acquisition- related acquisition costs of $4.0 million include Greenbrier’s estimate of investment banking fees of $3.3 million, and legal, accounting and other professional fees of $0.7 million.
Preliminary Purchase Price Allocation
The total preliminary purchase price will be allocated to Meridian’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The excess of purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon a preliminary valuation, the total preliminary purchase price was allocated as follows:
(In thousands)

Cash and cash equivalents	$3,053
Accounts and notes receivable	19,614
Inventories	50,029
Property, plant and equipment	15,154
Goodwill and intangibles	181,171
Other	334

Total assets acquired	269,355

Accounts payable and accrued liabilities	27,694
Deferred income taxes	3,287

Total liabilities assumed	30,981

Net assets acquired	$238,374

The allocation of the purchase price among certain assets and liabilities is still in process. As a result, the information shown is preliminary and subject to further refinement upon completion of analyses and valuations.

Note 3 — Pro Forma Adjustments
In preparation of the pro forma unaudited financial statements the following adjustments have been recorded:
(a)	Represents the cash purchase price of $238.4 million less amount drawn on the revolving bank line of $103.7 million and cash received from Meridian of $3.1 million.

(b)	Represents the amount paid on Meridian’s existing debt at the time of the acquisition. All debt at Meridian at the time of acquisition was paid in full.

(c)	Represents elimination of the historical equity in Meridian as Greenbrier purchased all outstanding equity of Meridian.

(d)	Represents Greenbrier’s removal of all goodwill and intangible assets of Meridian of $93.0 million at the time of acquisition offset by the recording the estimate value of goodwill and intangibles based on managements best estimate of $178.0 million. This is preliminary and subject to further refinement upon completion of analyses and valuations.

(e)	Represents removal of interest expense of Meridian and the addition of estimated interest expense as if the draw on the Greenbrier line of credit occurred on September 1, 2005.

(f)	Represents the tax effect of adjusting entries at Greenbrier at 41.0% tax rate and Meridian’s adjustment at a tax rate of 40.0% for the year ending August 31, 2006.